Exhibit 32.2

Certification of Principal Accounting Officer

The undersigned Principal Accounting Officer of Pro Financial Holding, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Billie M. Watson
Billie M. Watson
Principal Accounting Officer

Date: March 27, 2008